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                                                                    Exhibit 21.1

                      List of Subsidiaries of IBAH, Inc.

          Company                      Where Incorporated
          -------                      ------------------

Euro Bio-Pharm Clinical Services GmbH      Germany
Euro Bio-Pharm Clinical Services, Inc.     Delaware
Euro Bio-Pharm, Limited                    United Kingdom
IBAH N.V./S.A.                             Belgium
Bio-Pharm International, Inc.              Delaware
Euro Bio-Pharm-ATS, Inc.                   Delaware
IBAH Pharmaceutics Services, Inc.          Delaware
Eurobiopharm (Schweiz), AG                 Switzerland
Euro Bio-Pharm, S.L.                       Spain
Euro Bio-Pharm Holdings, BV                The Netherlands
The Hardardt Group, Inc.                   Delaware
Resource Biometrics, Inc.                  California
Euro Bio-Pharm A/S                         Denmark
Euro Bio-Pharm, OY                         Finland
IBAH AB                                    Sweden
Swish, Inc.                                Delaware
Catapharm Corp.                            Delaware
IBAH, Pty., Ltd.                           Australia
IBAH Accounts Receivable, Inc.             Nevada
Swish Acquisition, Inc.                    Nevada